Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2020 with respect to the consolidated financial statements of Montage Resources Corporation included in the Current Report on Form 8-K of Southwestern Energy Company. We consent to the incorporation by reference of the aforementioned report in the Registration Statement of Southwestern Energy Company on Form S-3 (File No. 333-238633) and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Pittsburgh, Pennsylvania

August 18, 2020